EXHIBIT 99.2

2022

2022

2022 UNSTOPPABLE UN-CARRIER

T Mobile

INVESTOR FACTBOOK Q1 2022

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	5G Network Leadership
15	Merger & Integration
16	Guidance
17	Contacts
18	Financial and Operational Tables

3

T-Mobile Delivers Industry-Leading Growth in Postpaid Accounts and Customers in Q1 2022 Fueled by 5G Network Leadership

SERVICE REVENUES

$15.1B

GREW 7% YoY

STRONG

NET INCOME

$713M

CORE ADJUSTED EBITDA

$6.5B

INDUSTRY LEADING GROWTH

NET CASH

PROVIDED BY OPERATING ACTIVITIES

$3.8B

INDUSTRY LEADING GROWTH

FREE CASH FLOW

$1.6B

INDUSTRY LEADING GROWTH

HIGH SPEED INTERNET

NET CUSTOMER ADDITIONS

338K

INDUSTRY LEADING

POSTPAID

NET ACCOUNT ADDITIONS

348K

INDUSTRY LEADING

POSTPAID

NET CUSTOMER ADDITIONS

1.3M

INDUSTRY LEADING

POSTPAID PHONE

NET CUSTOMER ADDITIONS

589K

INDUSTRY LEADING

POSTPAID PHONE CHURN IMPROVEMENT

“T-Mobile continues to be the growth leader in this industry, with another beat and raise quarter that delivered front-of-the-pack postpaid, new account, and broadband customer results. Only the Un-carrier’s unparalleled network leadership in the 5G era has enabled us to give customers the best network and best value without compromise, and effectively solve one of the most prevalent pain points in the wireless industry. And we are accomplishing this while advancing our integration and delivering bigger synergies faster than expected. I’m excited to carry our momentum forward through the rest of the year.”

Mike Sievert, CEO

AT&T Inc. historically does not disclose postpaid net account additions. Industry-leading claims based on consensus expectations if results not yet reported.
Core Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between either of the two measures and Net income is variable.

4

Postpaid Accounts (in thousands)

26,014
26,363
26,901
27,216
27,507
257
348
268
315
348
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Postpaid net account additions
Postpaid accounts

Year-Over-Year
Postpaid net account additions increased primarily due to:
■Continued focus on growing new relationships with customers driven by higher switching activity and growth in new and under-penetrated segments, including High Speed Internet

Sequential
Postpaid net account additions increased primarily due to:
■Continued focus on growing new relationships with customers driven by growth in new and under-penetrated segments, including High Speed Internet

Year-Over-Year
Postpaid ARPA increased 2.7% primarily due to:
■Higher premium services, including Magenta MAX
■An increase in customers per account, including from the success of High Speed Internet
■Partially offset by increased promotional activity

Postpaid phone ARPU increased 2.3% primarily due to:
■Higher premium services, including Magenta MAX
■Partially offset by increased promotional activity

Sequential
Postpaid ARPA increased 1.1% primarily due to:
■Higher premium services, including Magenta MAX
■The success of High Speed Internet

Postpaid phone ARPU increased 0.8% primarily due to:
■Higher premium services, including Magenta MAX

Postpaid ARPA & Postpaid Phone ARPU

$132.91
$133.55
$134.54
$135.04
$136.53
$47.30
$47.61
$48.06
$48.03
$48.41
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Postpaid ARPA
Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

82,572
83,848
85,913
87,663
88,423
1,210
1,276
1,259
1,750
1,318
437
649
586
906
729
773
627
673
844
589
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions decreased primarily due to:
■Lower gross additions driven by a focus on deepening Sprint customer relationships in the prior year in order to decrease churn, as Sprint customers historically had fewer lines per account, partially offset by higher industry switching activity
■Partially offset by lower churn
Postpaid other net customer additions increased primarily due to:
■Increase in High Speed Internet customers
■Increased connected devices and wearables

Sequential
Postpaid phone net customer additions decreased primarily due to:
■Seasonally lower gross additions
■Partially offset by lower churn

Postpaid other net customer additions decreased primarily due to:
■Seasonally lower gross additions from wearables
■Partially offset by an increase in High Speed Internet customers

Year-Over-Year
Postpaid phone churn decreased 5 basis points primarily due to:
■Reduced Sprint churn as we progress through the integration process
■Partially offset by more normalized switching activity relative to muted Pandemic-driven conditions a year ago

Sequential
Postpaid phone churn decreased 17 basis points primarily due to:
■Reduced Sprint churn as we progress through the integration process
■Seasonal trends

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

20,865
20,941
21,007
21,056
21,118
151
76
66
49
62
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Prepaid net customer additions
Prepaid customers

Year-Over-Year
Prepaid net customer additions decreased primarily due to:
■Lower gross additions associated with the continued industry shift to postpaid plans
■Partially offset by lower churn

Sequential
Prepaid net customer additions increased primarily due to:
■Seasonally lower churn
■Partially offset by seasonally lower gross additions

Year-Over-Year
High Speed Internet net customer additions increased primarily due to:
■Continued growth in customer demand driven by increasing awareness and product availability

Sequential
High Speed Internet net customer additions increased primarily due to:
■Continued growth in customer demand driven by increasing awareness and product availability

High Speed Internet Customers (in thousands)

984
646
422
288
193
338
224
134
93
95
329
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 7% primarily due to:
■Increase in Postpaid service revenues
■Increase in Prepaid service revenues

Sequential
Service revenues increased 1% primarily due to:
■Increase in Postpaid service revenues

Year-Over-Year
Postpaid service revenues increased 9% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Sequential
Postpaid service revenues increased 2% primarily due to:
■Higher average postpaid accounts
■Higher postpaid ARPA

Postpaid Service Revenues ($ in millions)

$10,303
$10,492
$10,804
$10,963
$11,201
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

8

Equipment Revenues ($ in millions)

$5,346
$1,041
$4,305
$5,215
$914
$4,301
$4,660
$770
$3,890
$5,506
$623
$4,883
$4,694
$487
$4,207
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenue decreased 12% primarily due to:
■Lower lease revenues and lower customer purchases of leased devices driven by a continued strategic shift from device financing to equipment installment plans
■Lower average revenue per device due to higher promotions, which included Sprint customers moving to devices that are compatible with the T-Mobile network in advance of the Sprint network shutdown, partially offset by an increase in the high-end phone mix
■Partially offset by a higher number of devices sold, including higher upgrade volumes

Sequential
Equipment revenues decreased 15% primarily due to:
■A lower number of devices sold due to seasonally lower gross additions and upgrades
■Lower lease revenues driven by a continued strategic shift from device financing to equipment installment plans

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 16% primarily due to:
■Higher number of devices sold, including higher upgrade volumes, primarily driven by Sprint customers moving to devices that are compatible with the T-Mobile network in advance of the Sprint network shutdown, which is reflected in Merger-related costs
■Higher average cost per device due to an increase in the high-end phone mix
■Partially offset by fewer customer purchases of leased devices driven by a continued strategic shift from device financing to equipment installment plans

Sequential
Cost of equipment sales, exclusive of D&A, decreased 14% primarily due to:
■A lower number of devices sold due to seasonally lower gross additions and upgrades

Cost of Equipment Sales, exclusive of D&A ($ in millions)

$5,142
$5,453
$5,145
$6,931
$5,946
$5,125
119.0%
$5,366
124.8%
$4,909
126.2%
$6,253
128.1%
$5,195
123.5%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Cost of Equipment sales, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 15)
% of Equipment sales, excl. D&A and Merger-related costs

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$3,384
$3,491
$3,538
$3,521
$3,727
$3,248
$3,218
$3,259
$3,194
$3,120
22.9%
22.2%
22.1%
21.3%
20.6%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Cost of services, excl. D&A and Merger-related costs
Merger-related costs (see detail on page 15)
% of Srvc revs, excl. D&A and Merger-related costs

Year-Over-Year
Cost of services, exclusive of D&A, increased 10% primarily due to:
■Higher Merger-related costs related to network decommissioning and integration
■Higher lease expenses related to a new tower master lease agreement
■Partially offset by higher realized Merger synergies

Sequential
Cost of services, exclusive of D&A, increased 6% primarily due to:
■Higher Merger-related costs related to network decommissioning and integration
■Higher lease expenses related to a new tower master lease agreement
■Partially offset by a decrease in site costs as a result of Sprint tower decommissioning

Year-Over-Year
SG&A expense increased 5% primarily due to:
■Higher bad debt expense due to estimated credit loss reserves normalizing from muted COVID-19 pandemic levels, as well as higher Equipment installment plan receivables driven by higher equipment sales and a mix shift in device financing
■Partially offset by lower Merger-related costs and higher realized Merger synergies

Sequential
SG&A expense decreased 6% primarily due to:
■Lower seasonal marketing and commission expenses
■Lower Merger-related costs

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$4,805
$4,823
$5,212
$5,398
$5,056
$4,660
$4,572
$4,772
$5,160
$5,001
32.8%
31.5%
32.4%
34.5%
33.1%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
SG&A expense, excl. Merger-related costs
Merger-related costs (see detail on page 15)
% of Srvc revs, excl. Merger-related costs

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$0.74
$0.78
$0.55
$0.34
$0.57
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Year-Over-Year
Net income decreased 24% and Diluted EPS decreased 23% primarily due to:
■Higher Cost of equipment sales
■Lower Equipment revenues
■Higher Cost of services
■Higher SG&A expenses
■Partially offset by higher Service revenues and lower Depreciation and Amortization

Sequential
Net income increased 69% and Diluted EPS increased 68% primarily due to:
■Lower Cost of equipment sales
■Lower SG&A expenses
■Lower Depreciation and Amortization
■Higher Service revenues
■Partially offset by lower Equipment revenues, higher income tax expense and higher Cost of Services

Net income and diluted EPS, respectively, were impacted by Merger-related costs, net of tax, for Q1 2022 of $1.1 billion and $0.84, compared to $950 million and $0.76 in Q4 2021 and $220 million and $0.18 in Q1 2021.

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Merger-related costs (see detail on page 15)

Year-Over-Year
Core Adjusted EBITDA increased 10% primarily due to:
■Higher Service revenues
■Lower Cost of services, excluding Merger-related costs
■Partially offset by higher SG&A expenses, excluding Merger-related costs, and lower Equipment revenues, excluding Lease revenues

Sequential
Core Adjusted EBITDA increased 14% primarily due to:
■Lower Cost of equipment sales, excluding Merger-related costs
■Higher Service revenues
■Lower SG&A expenses, excluding Merger-related costs
■Partially offset by lower Equipment revenues, excluding Lease revenues

Year-Over-Year
Net cash provided by operating activities increased 5% primarily due to:
■Lower net cash outflows from changes in working capital
■Partially offset by a lower Net income, adjusted for noncash income and expenses and higher net cash payments for Merger-related costs

Sequential
Net cash provided by operating activities increased 28% primarily due to:
■Higher Net income, adjusted for non-cash income and expenses and lower net cash payments for Merger-related costs
■Lower net cash outflows from changes in working capital

The impact of payments for Merger-related costs on Net cash provided by operating activities was $893 million in Q1 2022 compared to $1.1 billion in Q4 2021 and $277 million in Q1 2021.

Net Cash Provided by Operating Activities ($ in millions)

12

Cash Purchases of Property and Equipment ($ in millions, % of Service revenues)

$3,183
$3,270
$2,944
$2,929
$3,381
22.4%
22.6%
20.0%
19.6%
22.3%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Year-Over-Year
Cash purchases of property and equipment increased 6% primarily due to:
■Accelerated build-out of our nationwide 5G network

Sequential
Cash purchases of property and equipment increased 15% primarily due to:
■Accelerated build-out of our nationwide 5G network

Year-Over-Year
Free Cash Flow increased 26% primarily due to:
■Higher Net cash provided by operating activities
■Higher proceeds related to securitization transactions, which were offset in Net cash provided by operating activities
■Partially offset by higher Cash purchases of property and equipment

Sequential
Free Cash Flow increased 48% primarily due to:
■Higher Net cash provided by operating activities
■Higher proceeds related to securitization transactions, which were offset in Net cash provided by operating activities
■Partially offset by higher Cash purchases of property and equipment

There were no significant net cash proceeds during the quarter from securitization.

The impact of payments for Merger-related costs on Free Cash Flow was $893 million in Q1 2022 compared to $1.1 billion in Q4 2021 and $277 million in Q1 2021.

Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Core Adj. EBITDA Ratio ($ in billions)

$71.2
$69.9
$71.2
$70.1
$71.8
3.1x
3.0x
3.0x
3.0x
3.0x
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

Total debt, excluding tower obligations, at the end of Q1 2022 was $75.0 billion.
Net debt, excluding tower obligations, at the end of Q1 2022 was $71.8 billion.

■The ratio of net debt, excluding tower obligations, to Core Adjusted EBITDA for the last twelve months (“LTM”) period was 3.0x at the end of Q1 2022 compared to 3.0x at the end of Q4 2021.

14

15

T-Mobile raises Merger synergies guidance range to $5.2 to $5.4 billion in 2022 driven by accelerated integration progress.

The Company expects full-year 2022 Merger synergies to be $5.2 billion to $5.4 billion:
▪$2.3 billion to $2.4 billion of SG&A expense reductions.
▪$1.6 billion to $1.7 billion of network synergies achieved through cost of service expense reductions.
▪Approximately $1.3 billion of network synergies related to avoided site builds.

Merger-Related Costs
(in millions)

						Sequential Change		Year-Over-Year Change
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	$	%	$	%
Cost of services	$136	$273	$279	$327	$607	$280	86%	$471	346%
Cost of equipment sales	17	87	236	678	751	73	11%	734	NM
Selling, general & administrative	145	251	440	238	55	(183)	(77)%	(90)	(62)%
Total Merger-related costs	$298	$611	$955	$1,243	$1,413	$170	14%	$1,115	374%

Total Merger-related costs, net of tax	$220	$453	$707	$950	$1,059	$109	11%	$839	381%
Diluted EPS impact of Merger-related costs	$0.18	$0.36	$0.56	$0.76	$0.84	$0.08	11%	$0.66	367%

Net cash payments for Merger-related costs	$277	$190	$617	$1,086	$893	$(193)	(18)%	$616	222%

NM - Not Meaningful

16

2022 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.0 to 5.5 million	5.3 to 5.8 million	300 thousand
Net income (1)	N/A	N/A	N/A
Core Adjusted EBITDA (2)	$25.6 to $26.1 billion	$25.8 to $26.2 billion	$150 million
Merger synergies	$5.0 to $5.3 billion	$5.2 to $5.4 billion	$150 million
Merger-related costs (3)	$4.5 to $5.0 billion	$4.5 to $5.0 billion	No change
Net cash provided by operating activities	$15.5 to $16.1 billion	$15.7 to $16.1 billion	$100 million
Capital expenditures (4)	$13.0 to $13.5 billion	$13.2 to $13.5 billion	$100 million
Free Cash Flow (5)	$7.1 to $7.6 billion	$7.2 to $7.6 billion	$50 million

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs. Our guidance ranges assume lease revenues to be between $1.1 billion and $1.4 billion for 2022.
(3)Merger-related costs are excluded from Core Adjusted EBITDA but will impact Net income, Net cash provided by operating activities and Free Cash Flow.
(4)Capital expenditures means cash purchases of property and equipment, including capitalized interest.
(5)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

17

Investor Relations

Jud Henry	Justin Taiber	Trina Schurman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Samia Bhatti	Zach Witterstaetter	Rose Kopecky	Jacob Marks
Investor Relations	Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager	Manager

investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$3,245	$6,631
Accounts receivable, net of allowance for credit losses of $164 and $146	4,016	4,194
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $522 and $494	5,061	4,748
Inventory	2,715	2,567
Prepaid expenses	727	746
Other current assets	1,691	2,005
Total current assets	17,455	20,891
Property and equipment, net	40,006	39,803
Operating lease right-of-use assets	31,449	26,959
Financing lease right-of-use assets	3,287	3,322
Goodwill	12,234	12,188
Spectrum licenses	92,661	92,606
Other intangible assets, net	4,448	4,733
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $127 and $136	2,837	2,829
Other assets	6,276	3,232
Total assets	$210,653	$206,563
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$11,134	$11,405
Short-term debt	2,865	3,378
Short-term debt to affiliates	1,250	2,245
Deferred revenue	842	856
Short-term operating lease liabilities	3,252	3,425
Short-term financing lease liabilities	1,121	1,120
Other current liabilities	959	1,070
Total current liabilities	21,423	23,499
Long-term debt	66,861	67,076
Long-term debt to affiliates	1,494	1,494
Tower obligations	4,037	2,806
Deferred tax liabilities	10,410	10,216
Operating lease liabilities	31,187	25,818
Financing lease liabilities	1,447	1,455
Other long-term liabilities	3,818	5,097
Total long-term liabilities	119,254	113,962
Commitments and contingencies
Stockholders' equity
Common Stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,254,917,883 and 1,250,751,148 shares issued, 1,253,352,700 and 1,249,213,681 shares outstanding	—	—
Additional paid-in capital	73,420	73,292
Treasury stock, at cost, 1,565,183 and 1,537,468 shares issued	(16)	(13)
Accumulated other comprehensive loss	(1,329)	(1,365)
Accumulated deficit	(2,099)	(2,812)
Total stockholders' equity	69,976	69,102
Total liabilities and stockholders' equity	$210,653	$206,563

T-Mobile US, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
(in millions, except share and per share amounts)	March 31, 2022	December 31, 2021	March 31, 2021
Revenues
Postpaid revenues	$11,201	$10,963	$10,303
Prepaid revenues	2,455	2,474	2,351
Wholesale and other service revenues	1,472	1,526	1,538
Total service revenues	15,128	14,963	14,192
Equipment revenues	4,694	5,506	5,346
Other revenues	298	316	221
Total revenues	20,120	20,785	19,759
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	3,727	3,521	3,384
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	5,946	6,931	5,142
Selling, general and administrative	5,056	5,398	4,805
Depreciation and amortization	3,585	3,872	4,289
Total operating expenses	18,314	19,722	17,620
Operating income	1,806	1,063	2,139
Other income (expense)
Interest expense, net	(864)	(821)	(835)
Other expense, net	(11)	(13)	(125)
Total other expense, net	(875)	(834)	(960)
Income from continuing operations before income taxes	931	229	1,179
Income tax expense (benefit)	(218)	193	(246)
Net income	$713	$422	$933

Net income	$713	$422	$933
Other comprehensive income, net of tax
Unrealized gain on cash flow hedges, net of tax effect of $13, $13 and $12	37	37	34
Unrealized (loss) gain on foreign currency translation adjustment, net of tax effect of $0, $0 and $0	(1)	(4)	2
Net unrecognized gain on pension and other postretirement benefits, net of tax effect of $0, $28 and $0	—	80	—
Other comprehensive income	36	113	36
Total comprehensive income	$749	$535	$969
Earnings per share
Basic	$0.57	$0.34	$0.75
Diluted	$0.57	$0.34	$0.74
Weighted-average shares outstanding
Basic	1,250,505,999	1,249,272,296	1,243,520,026
Diluted	1,255,368,592	1,254,289,170	1,252,783,564

T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2022	December 31, 2021	March 31, 2021
Operating activities
Net income	$713	$422	$933
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,585	3,872	4,289
Stock-based compensation expense	141	137	138
Deferred income tax (benefit) expense	185	(213)	211
Bad debt expense	210	193	82
Losses (gains) from sales of receivables	46	41	(18)
Losses on redemption of debt	—	—	101
Changes in operating assets and liabilities
Accounts receivable	(984)	(1,028)	96
Equipment installment plan receivables	(535)	(1,316)	(727)
Inventories	(93)	(703)	279
Operating lease right-of-use assets	1,469	1,234	1,124
Other current and long-term assets	(4)	(385)	54
Accounts payable and accrued liabilities	(59)	1,794	(1,384)
Short- and long-term operating lease liabilities	(771)	(947)	(1,369)
Other current and long-term liabilities	(163)	(180)	(217)
Other, net	105	79	69
Net cash provided by operating activities	3,845	3,000	3,661
Investing activities
Purchases of property and equipment, including capitalized interest of ($15), ($23) and ($84)	(3,381)	(2,929)	(3,183)
Purchases of spectrum licenses and other intangible assets, including deposits	(2,843)	(29)	(8,922)
Proceeds from sales of tower sites	—	9	—
Proceeds related to beneficial interests in securitization transactions	1,185	1,032	891
Acquisition of companies, net of cash and restricted cash acquired	(52)	—	(29)
Other, net	(1)	5	4
Net cash used in investing activities	(5,092)	(1,912)	(11,239)
Financing activities
Proceeds from issuance of long-term debt	—	2,969	6,763
Repayments of financing lease obligations	(302)	(289)	(287)
Repayments of short-term debt for purchases of inventory, property and equipment and other financial liabilities	—	(17)	(55)
Repayments of long-term debt	(1,632)	(1,131)	(2,219)
Tax withholdings on share-based awards	(172)	(8)	(218)
Cash payments for debt prepayment or debt extinguishment costs	—	—	(65)
Other, net	(30)	(52)	(45)
Net cash (used in) provided by financing activities	(2,136)	1,472	3,874
Change in cash and cash equivalents, including restricted cash	(3,383)	2,560	(3,704)
Cash and cash equivalents, including restricted cash
Beginning of period	6,703	4,143	10,463
End of period	$3,320	$6,703	$6,759

T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2022	December 31, 2021	March 31, 2021
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$778	$981	$945
Operating lease payments	1,048	1,083	1,651
Income tax payments	—	44	22
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$1,018	$876	$1,381
Change in accounts payable and accrued liabilities for purchases of property and equipment	(183)	793	(173)
Leased devices transferred from inventory to property and equipment	129	166	485
Returned leased devices transferred from property and equipment to inventory	(183)	(267)	(445)
Increase in Tower obligations from contract modification	1,158	—	—
Operating lease right-of-use assets obtained in exchange for lease obligations	5,975	834	911
Financing lease right-of-use assets obtained in exchange for lease obligations	298	152	109

T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Customers, end of period
Postpaid phone customers (1)(2)	67,402	68,029	69,418	70,262	70,656
Postpaid other customers (1)(2)	15,170	15,819	16,495	17,401	17,767
Total postpaid customers	82,572	83,848	85,913	87,663	88,423
Prepaid customers	20,865	20,941	21,007	21,056	21,118
Total customers	103,437	104,789	106,920	108,719	109,541
Acquired customers, net of base adjustments (1)(2)	12	—	806	—	(558)
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA network, who did not migrate to the T-Mobile network, have been excluded from our postpaid customer base resulting in the removal of 212,000 postpaid phone customers and 349,000 postpaid other customers in the first quarter of 2022. In connection with our acquisition of companies, we included a base adjustment in the first quarter of 2022 to increase postpaid phone customers by 17,000 and reduce postpaid other customers by 14,000.
(2)In the first quarter of 2021, we acquired 11,000 postpaid phone customers and 1,000 postpaid other customers through our acquisition of an affiliate. In the third quarter of 2021, we acquired 716,000 postpaid phone customers and 90,000 postpaid other customers through our acquisition of Shentel’s Wireless Assets.

	Quarter
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net customer additions
Postpaid phone customers	773	627	673	844	589
Postpaid other customers	437	649	586	906	729
Total postpaid customers	1,210	1,276	1,259	1,750	1,318
Prepaid customers	151	76	66	49	62
Total customers	1,361	1,352	1,325	1,799	1,380

Migrations from prepaid to postpaid plans	170	190	175	205	165

	Quarter
(in millions, except percentages)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Devices sold or leased
Phones	9.6	9.6	9.8	11.6	9.7
Mobile broadband and IoT devices	1.0	1.4	1.5	2.2	1.8
Total	10.6	11.0	11.3	13.8	11.5

Postpaid device upgrade rate	4.8%	4.7%	4.3%	5.8%	4.8%

	Quarter
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Churn
Postpaid phone churn	0.98%	0.87%	0.96%	1.10%	0.93%
Prepaid churn	2.78%	2.62%	2.90%	3.01%	2.67%

T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Accounts, end of period
Total postpaid customer accounts (1)(2)	26,014	26,363	26,901	27,216	27,507
(1)Customers impacted by the decommissioning of the legacy Sprint CDMA network, who did not migrate to the T-Mobile network, have been excluded from our postpaid account base resulting in the removal of 57,000 postpaid accounts in the first quarter of 2022.
(2)In the first quarter of 2021, we acquired 4,000 postpaid accounts through our acquisition of an affiliate. In the third quarter of 2021, we acquired 270,000 postpaid accounts through our acquisition of Shentel’s Wireless Assets.

	Quarter
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net account additions
Postpaid net account additions	257	348	268	315	348

	Quarter
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
High speed internet customers, end of period
Postpaid high speed internet customers	193	288	422	646	975
Prepaid high speed internet customers	—	—	—	—	9
Total high speed internet customers, end of period	193	288	422	646	984

	Quarter
(in thousands)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
High speed internet - net customer additions
Postpaid high speed internet customers	93	95	134	224	329
Prepaid high speed internet customers	—	—	—	—	9
Total high speed internet net customer additions	93	95	134	224	338

	Quarter
(in millions, except percentages)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Device Financing - Equipment Installment Plans
Gross EIP financed	$3,379	$3,348	$3,434	$5,282	$4,247
EIP billings	2,556	2,639	2,795	3,126	3,333
EIP receivables, net	6,062	6,348	6,586	7,577	7,898
EIP receivables classified as prime	57%	61%	60%	62%	61%
EIP receivables classified as prime (including EIP receivables sold)	56%	59%	57%	58%	58%

Device Financing - Leased Devices
Lease revenues	$1,041	$914	$770	$623	$487
Leased device depreciation	897	842	755	627	445
Leased devices transferred from inventory to property and equipment	485	333	214	166	129
Returned leased devices transferred from property and equipment to inventory	(445)	(416)	(309)	(267)	(183)
Leased devices included in property and equipment, net	3,962	3,037	2,188	1,459	960
Leased devices (units) included in property and equipment, net	12.4	10.7	9.0	7.1	5.5

T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter
(in millions, except percentages)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Financial Measures

Service revenues	$14,192	$14,492	$14,722	$14,963	$15,128

Equipment revenue	$5,346	$5,215	$4,660	$5,506	$4,694
Lease revenues	1,041	914	770	623	487
Equipment sales	$4,305	$4,301	$3,890	$4,883	$4,207

Total revenues	$19,759	$19,950	$19,624	$20,785	$20,120

Net income	$933	$978	$691	$422	$713
Net income margin	6.6%	6.7%	4.7%	2.8%	4.7%

Adjusted EBITDA	$6,905	$6,906	$6,811	$6,302	$6,950
Adjusted EBITDA margin	48.7%	47.7%	46.3%	42.1%	45.9%
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463
Core Adjusted EBITDA margin	41.3%	41.3%	41.0%	38.0%	42.7%

Cost of services	$3,384	$3,491	$3,538	$3,521	$3,727
Merger-related costs	136	273	279	327	607
Cost of services excluding Merger-related costs	$3,248	$3,218	$3,259	$3,194	$3,120

Cost of equipment sales	$5,142	$5,453	$5,145	$6,931	$5,946
Merger-related costs	17	87	236	678	751
Cost of equipment sales excluding Merger-related costs	$5,125	$5,366	$4,909	$6,253	$5,195

Selling, general and administrative	$4,805	$4,823	$5,212	$5,398	$5,056
Merger-related costs	145	251	440	238	55
Selling, general and administrative excluding Merger-related costs	$4,660	$4,572	$4,772	$5,160	$5,001

Total bad debt expense and losses from sales of receivables	$64	$60	$109	$234	$256
Bad debt and losses from sales of receivables as a percentage of Total revenues	0.32%	0.30%	0.56%	1.13%	1.27%

Cash purchases of property and equipment including capitalized interest	$3,183	$3,270	$2,944	$2,929	$3,381
Capitalized interest	84	57	46	23	15

Net cash proceeds from securitization	22	18	(2)	1	(3)

Operating Measures
Postpaid ARPA	$132.91	$133.55	$134.54	$135.04	$136.53
Postpaid phone ARPU	47.30	47.61	48.06	48.03	48.41
Prepaid ARPU	37.81	38.53	39.49	39.32	39.19

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net income	$933	$978	$691	$422	$713
Adjustments:
Interest expense, net	835	850	836	821	864
Other expense, net	125	1	60	13	11
Income tax expense (benefit)	246	277	(3)	(193)	218
Operating income	2,139	2,106	1,584	1,063	1,806
Depreciation and amortization	4,289	4,077	4,145	3,872	3,585
Stock-based compensation (1)	130	129	127	135	136
Merger-related costs	298	611	955	1,243	1,413
Other, net (2)	49	(17)	—	(11)	10
Adjusted EBITDA	6,905	6,906	6,811	6,302	6,950
Lease revenues	(1,041)	(914)	(770)	(623)	(487)
Core Adjusted EBITDA	$5,864	$5,992	$6,041	$5,679	$6,463
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense in the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the Merger have been included in Merger-related costs.
(2)Other, net may not agree to the Condensed Consolidated Statements of Comprehensive Income, primarily due to certain non-routine operating activities, such as other special items that would not be expected to reoccur or are not reflective of T-Mobile’s ongoing operating performance, and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022
Short-term debt	$4,423	$4,648	$2,096	$3,378	$2,865
Short-term debt to affiliates	—	2,235	2,240	2,245	1,250
Short-term financing lease liabilities	1,013	1,045	1,154	1,120	1,121
Long-term debt	66,395	65,897	66,645	67,076	66,861
Long-term debt to affiliates	4,721	2,490	1,494	1,494	1,494
Financing lease liabilities	1,316	1,376	1,587	1,455	1,447
Less: Cash and cash equivalents	(6,677)	(7,793)	(4,055)	(6,631)	(3,245)
Net debt (excluding tower obligations)	$71,191	$69,898	$71,161	$70,137	$71,793
Divided by: Last twelve months Adjusted EBITDA	$27,797	$27,686	$27,368	$26,924	$26,969
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.6	2.5	2.6	2.6	2.7
Divided by: Last twelve months Core Adjusted EBITDA	$22,740	$23,136	$23,398	$23,576	$24,175
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	3.1	3.0	3.0	3.0	3.0
Free Cash Flow is calculated as follows:

	Quarter
(in millions)	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net cash provided by operating activities	$3,661	$3,779	$3,477	$3,000	$3,845
Cash purchases of property and equipment	(3,183)	(3,270)	(2,944)	(2,929)	(3,381)
Proceeds from sales of tower sites	—	31	—	9	—
Proceeds related to beneficial interests in securitization transactions	891	1,137	1,071	1,032	1,185
Cash payments for debt prepayment or debt extinguishment costs	(65)	(6)	(45)	—	—
Free Cash Flow	$1,304	$1,671	$1,559	$1,112	$1,649

T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The current guidance range for Free Cash Flow is calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$15,700	$16,100
Cash purchases of property and equipment	(13,200)	(13,500)
Proceeds related to beneficial interests in securitization transactions (1)	4,700	5,000
Free Cash Flow	$7,200	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

The previous guidance range for Free Cash Flow was calculated as follows:

	FY 2022
(in millions)	Guidance Range
Net cash provided by operating activities	$15,500	$16,100
Cash purchases of property and equipment	(13,000)	(13,500)
Proceeds related to beneficial interests in securitization transactions (1)	4,600	5,000
Free Cash Flow	$7,100	$7,600
(1)Free Cash Flow guidance does not assume any material net cash inflows from securitization in 2022.

Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A postpaid account is generally defined as a billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet, wearables, DIGITS or other connected devices which include tablets and SyncUp products, where they generally pay after receiving service.
2.Customer - SIM number with a unique T-Mobile mobile identifier which is associated with an account that generates revenue. Customers generally are qualified either for postpaid service, where they generally pay after incurring service, or prepaid service, where they generally pay in advance.
3.Churn - The number of customers whose service was disconnected as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was disconnected is presented net of customers that subsequently have their service restored within a certain period of time.
4.Customers per account - The number of postpaid customers as of the end of the period divided by the number of postpaid accounts as of the end of the period. An account may include postpaid phone, home internet, mobile broadband, and DIGITS customers.
5.Postpaid Average Revenue Per Account (Postpaid ARPA) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (ARPU) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
6.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
7.Net income margin - Net income margin is calculated as net income divided by service revenues.
8.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization expense, stock-based compensation and certain expenses not reflective of T-Mobile’s ongoing operating performance, such as Merger-related costs, COVID-19-related costs and Impairment expense. Core Adjusted EBITDA represents Adjusted EBITDA less lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management to monitor the financial performance of our operations. T-Mobile uses Core Adjusted EBITDA and Adjusted EBITDA as benchmarks to evaluate T-Mobile’s operating performance in comparison to its competitors. T-Mobile also uses Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and facilitate comparisons with other wireless communications companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, stock-based compensation, Merger-related costs including network decommissioning costs and impairment expense, as they are not indicative of T-Mobile’s ongoing operating performance, as well as certain nonrecurring income and expenses. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
9.Adjusted EBITDA Margin and Core Adjusted EBITDA Margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by service revenues.
10.Free Cash Flow - Net cash provided by operating activities less cash purchases of property and equipment, including proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions and less cash payments for debt prepayment or debt extinguishment costs. Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts to evaluate cash available to pay debt and provide further investment in the business. The reconciliation of Free Cash Flow to net cash provided by operating activities is detailed in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures schedule.
11.Net debt - Short-term debt, short-term debt to affiliates, long-term debt, and long-term debt (excluding tower obligations) to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
12.Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Merger and the acquisitions of affiliates.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: natural disasters, public health crises, including adverse impact caused by the COVID-19 pandemic; competition, industry consolidation and changes in the market for wireless services; disruption, data loss or other security breaches, such as the criminal cyberattack we became aware of in August 2021; our inability to take advantage of technological developments on a timely basis; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the impacts of the actions we have taken and conditions we have agreed to in connection with the regulatory proceedings and approvals of the Transactions (as defined below), including the acquisition by DISH Network Corporation (“DISH”) of the prepaid wireless business operated under the Boost Mobile and Sprint prepaid brands (excluding the Assurance brand Lifeline customers and the prepaid wireless customers of Shenandoah Personal Communications Company LLC (“Shentel”) and Swiftel Communications, Inc.), including customer accounts, inventory, contracts, intellectual property and certain other specified assets (the “Prepaid Business”), and the assumption of certain related liabilities (collectively, the “Prepaid Transaction”), the complaint and proposed final judgment (the “Consent Decree”) agreed to by us, Deutsche Telekom AG (“DT”), Sprint Corporation, now known as Sprint LLC (“Sprint”), SoftBank Group Corp. (“SoftBank”) and DISH with the U.S. District Court for the District of Columbia, which was approved by the Court on April 1, 2020, the proposed commitments filed with the Secretary of the Federal Communications Commission (“FCC”), which we announced on May 20, 2019, certain national security commitments and undertakings, and any other commitments or undertakings entered into, including but not limited to, those we have made to certain states and nongovernmental organizations (collectively, the “Government Commitments”), and the challenges in satisfying the Government Commitments in the required time frames and the significant cumulative costs incurred in tracking and monitoring compliance; adverse economic, political or market conditions in the U.S. and international markets, including those caused by the COVID-19 pandemic; our inability to manage the ongoing commercial and transition services arrangements entered into in connection with the Prepaid Transaction, and known or unknown liabilities arising in connection therewith; the effects of any future acquisition, investment, or merger involving us; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms or to comply with the restrictive covenants contained therein; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; restrictive covenants including the agreements governing our indebtedness and other financings; the risk of future material weaknesses we may identify while we continue to work to integrate and align policies, principles and practices of the two companies following the Transactions, or any other failure by us to maintain effective internal controls, and the resulting significant costs and reputational damage; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy and data protection; unfavorable outcomes of existing or future legal proceedings, including these proceedings and inquiries relating to the criminal cyberattack we became aware of in August 2021; the possibility that we may be unable to adequately protect our intellectual property rights or be accused of infringing the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our exclusive forum provision as provided in our Certificate of Incorporation; interests of our significant stockholders that may differ from the interests of other stockholders; future sales of our common stock by DT and SoftBank and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the FCC; failure to realize the expected benefits and synergies of the merger with Sprint, pursuant to the Business Combination Agreement with Sprint and the other parties named therein (as amended, the “Business Combination Agreement”) and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) in the expected time frames or in the amounts anticipated; any delay and costs of, or difficulties in, integrating our business and Sprint's business and operations, and unexpected additional operating costs, customer loss and business disruptions, including challenges in maintaining relationships with employees, customers, suppliers or vendors; unanticipated difficulties, disruption, or significant delays in our long-term strategy to migrate Sprint's legacy customers onto T-Mobile's existing billing platforms; and other risks as disclosed in our most recent annual report on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile and Metro by T-Mobile. For more information please visit: http://www.t-mobile.com.